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EXHIBIT 99.C.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
MML Bay State Life Insurance Company

We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of MML Bay State Variable Life Separate Account I (Variable Life Plus segment) on Form N-8B-2 (Registration No. 33-19605), of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years, dated February 7, 1997 on our audits of the statutory financial statements of MML Bay State Life Insurance Company, and our report dated February 4, 1997 on our audits of MML Bay State Variable Life Separate Account I (Variable Life Plus segment). We also consent to the reference to our Firm under the caption "Experts."


                                         Coopers & Lybrand, L.L.P.
Springfield, Massachusetts
April 25, 1997